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                                                                    EXHIBIT 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





INTEGRATED BRANDS INC.
(formerly Steve's Homemade Ice Cream, Inc.)
Ronkonkoma, New York



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 3, 1995, relating to the consolidated financial statements and schedule of INTEGRATED BRANDS INC. (formerly Steve's Homemade Ice Cream, Inc.) and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                     BDO Seidman, LLP

Mitchel Field, New York
October 3, 1994